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                               EXHIBIT NO. 99.11


                        CONSENT OF INDEPENDENT AUDITORS




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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Investment Advisory and Other Services" and "Financial Statements" in Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A, No. 33-36700) and related Prospectus of SAFECO Common Stock Trust dated January 31, 1996.


We also consent to the incorporation by reference therein of our report dated October 26, 1995 with respect to the financial statements of SAFECO Common Stock Trust included in the 1995 Annual Report filed with the Securities and Exchange Commission.


/s/
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Seattle, WA

January 26, 1996